                                                                      EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our reports dated February 21, 2003, accompanying the consolidated financial statements and schedule included in the Annual Report of A.S.V., Inc. on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said reports in the Registration Statements of A.S.V., Inc. on Forms S-8 (File No. 33-94248, effective June 30, 1995, File No. 33-94250, effective July 3, 1995, File No. 333-43075, effective December 23, 1997, and File No. 333-64291, effective September 25, 1998).




                                                 /S/ GRANT THORNTON LLP



Minneapolis, Minnesota
March 26, 2003